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                                                                 EXHIBIT 23.5




                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Valley National Corporation


We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Community First Bankshares, Inc. of our report dated January 17, 1997 relating to the financial statements of Valley National Corporation, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Diego, California
August 30, 1999